UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2016

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York		10019
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2016, the Board of Directors (the “Board”) of Paramount Group, Inc. (the “Company”) increased the size of the Board from seven to nine members and appointed Karin Klein and Martin Bussmann to the Board as directors. The Board has determined that each of Ms. Klein and Dr. Bussmann qualifies as an independent director under New York Stock Exchange rules. Ms. Klein and Dr. Bussmann have not yet been appointed to any committees of the Board, although the Board may appoint them to one or more committees in the future.

Ms. Klein, 43, has been a partner of Bloomberg Beta, a venture capital fund which invests in technology companies that make work better, since 2013. Prior to launching Bloomberg Beta, Ms. Klein led new initiatives at Bloomberg L.P. from 2010 to 2013. Before joining Bloomberg L.P., from 2000 to 2010, Ms. Klein served in various roles at SoftBank Group Corp., a Japanese multinational telecommunications and internet company, including as a vice president and director of corporate development. Previously, she also held investing and operating roles at several investment companies and co-founded a children’s education business. Ms. Klein graduated summa cum laude with a Master of Business Administration and a Bachelor of Science from The Wharton School and a Bachelor of Arts from the Annenberg School for Communication at the University of Pennsylvania.

Dr. Bussmann, 64, has been a Trustee of the Mannheim Trust in New York since 1998, responsible for the investment and management of its assets in real estate, private equity and financial investments in public equity and fixed income. He also serves as director or manager of a number of the Mannheim Trust portfolio companies, including Mannheim Holdings LLC. From 1998 to 2005, he was Co-Trustee of the Marico Trust in New York, and from 1995 to 1998 he was manager of Margna SA/Margna Holding SA, a Luxembourg company that invested in European blue chip stocks. Prior to these positions, from 1980 until 1994, Dr. Bussmann spent 15 years in the pharmaceutical and chemical industries in Germany and the United States, at Knoll AG, Abbott Laboratories, BASF AG and BASF Corporation. Dr. Bussmann received his Dr. juris utriusque degree from Heidelberg University and in 1977 was a Visiting Scholar at Harvard Law School.

In connection with their service as a director, Ms. Klein and Dr. Bussmann will each be entitled to receive the Company’s previously disclosed standard compensation for independent directors, as described in the “Director Compensation” section of the proxy statement for the Company’s 2015 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 8, 2015. Such section is incorporated herein by reference.

The Company has also entered into its standard indemnification agreement with each of Ms. Klein and Dr. Bussmann, whereby the Company has agreed to indemnify them against all expenses and liabilities and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding to the fullest extent permitted by Maryland law if they are made or threatened to be made a party to the proceeding by reason of their service as a member of the Board, subject to limited exceptions.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued by the Company to announce the appointments of Ms. Klein and Dr. Bussmann as directors as discussed in Item 5.02 above is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release of Paramount Group, Inc. dated March 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:	/s/ Gage Johnson
Name:	Gage Johnson
Title:	Senior Vice President, General Counsel and Secretary

Date: March 24, 2016